UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 26, 2007
V.F. CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
105 Corporate Center Boulevard
Greensboro, North Carolina 27408
(Address of principal executive offices)
Registrant’s telephone number, including area code: (336) 424-6000
N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan of Merger By and Among VF Corporation, Ring Company, Ring Five LLC, Seven For All Mankind, LLC, and Certain Unitholders
Press release of VF Corporation dated July 26, 2007

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
     On July 26, 2007, VF Corporation, a Pennsylvania corporation, (“VF”), Seven For All Mankind, LLC, a Delaware limited liability company (“Seven For All Mankind”), Ring Company, a wholly owned subsidiary of VF and a Delaware corporation (“Ring”), and Ring Five LLC, an indirect wholly owned subsidiary of VF and a Delaware limited liability company (“Merger Sub”), entered into an Agreement and Plan of Merger, dated July 26, 2007 (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Seven For All Mankind (the “Merger”), with Seven For All Mankind continuing as the surviving limited liability company. The aggregate merger consideration is equal to $775.0 million in cash, plus cash and cash equivalents, minus debt and expenses.
     VF Corporation issued a press release regarding the Merger on July 26, 2007.
     The merger is expected to close in the third quarter of 2007, subject to customary conditions, expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of certain other regulatory approvals. The Merger Agreement contains certain termination rights for both VF and Seven For All Mankind.
     The Merger Agreement has been filed as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about VF or Seven For All Mankind. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Seven For All Mankind, VF, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in VF’s public disclosures.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     The following are furnished as exhibits to this report:
2.1	Agreement and Plan of Merger By and Among VF Corporation, Ring Company, Ring Five LLC, Seven For All Mankind, LLC, and Certain Unitholders listed on the signature pages thereto, dated July 26, 2007

9.1	Press release of VF Corporation dated July 26, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
Date: July 26, 2007	By:	/s/ Robert K. Shearer
		Name:	Robert K. Shearer
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
2.1	Agreement and Plan of Merger By and Among VF Corporation, Ring Company, Ring Five LLC, Seven For All Mankind, LLC, and Certain Unitholders listed on the signature pages thereto, dated July 26, 2007

9.1	Press release of VF Corporation dated July 26, 2007